Exhibit 5(a)

                                    IDEX FUND

                  MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT

        This Agreement, entered into as of April 22, 1991, is between IDEX FUND, a Massachusetts business trust (referred to herein as the "Fund"), and IDEX MANAGEMENT, INC., a Delaware corporation (referred to herein as "Idex Management").

        The Fund is registered as an open-end investment company under the Investment Company Act of 1940, as amended, and as such will maintain and manage a portfolio of investments. In managing its portfolio, as well as in the conduct of certain of its affairs, it wishes to have the benefit of the investment advisory services of Idex Management and its assistance in performing certain management, administrative and promotional functions. Idex Management desires to furnish such services and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:

        1. INVESTMENT ADVISORY SERVICES. In its capacity as investment adviser to the Fund, Idex Management shall have the following responsibilities:

               (a) to furnish continuous advice and recommendations to the Fund as to the acquisition, holding or disposition of any or all of the securities or other assets which the Fund may own or contemplate acquiring from time to time;

               (b) to cause its officers to attend meetings and furnish oral or written reports, as the Fund may reasonably require, in order to keep the Trustees and appropriate officers of the Fund fully informed as to the condition of the investment portfolio of the Fund, the investment recommendations of Idex Management, and the investment considerations which have given rise to those recommendations;

               (c) to supervise the purchase and sale of securities as directed by the appropriate officers of the Fund.

It is understood and agreed that Idex Management intends to enter into an Investment Counsel Agreement with Janus Capital Corporation ("Janus Capital"), a Colorado corporation, under which Janus Capital will furnish investment information and advice to assist Idex Management in carrying out its responsibilities under this Section 1. The compensation to be paid to Janus Capital for such services and the other terms and conditions under which the services shall be rendered by Janus Capital shall be set forth in the Investment Counsel Agreement; provided, however, that such Agreement shall be approved by the Trustees and by the holders of the outstanding voting securities of the Fund in accordance with the requirements of Section 15 of the Investment Company Act of 1940, and shall otherwise be subject to, and contain such provisions as shall be required by, the Investment Company Act of 1940.

        2. MANAGEMENT AND ADMINISTRATIVE SERVICES. Idex Management shall furnish or make available to the Fund the services of executive and management personnel to supervise the performance of all administrative, recordkeeping, shareholder relations, regulatory reporting and compliance, and all other functions of the Fund (other than the investment advisory services provided for in Section 1), including to supervise and coordinate the services of the Fund's custodian and transfer agent. Idex Management shall also assist in the preparation of reports to shareholders of the Fund and prepare sales literature promoting sale of the Fund shares as requested by the Fund. Upon the request of the Trustees of the Fund, Idex Management shall also perform such administrative and clerical functions, including recordkeeping and bookkeeping functions, daily pricing of the Fund shares and preparation of reports and returns, as the Trustees of the Fund reasonably requests; provided that the Fund shall reimburse Idex Management at least monthly for all costs and expenses reasonably incurred by Idex Management in connection with the performance of such functions.

        It is understood and agreed that Idex Management intends to enter into an Administrative Services Agreement with InterSecurities, Inc. (formerly known as Idex Distributors, Inc.) (the "Distributor"), a Delaware corporation, under which the Distributor will furnish management and administrative personnel and services to assist Idex Management in carrying out its responsibilities under this Section 2, which agreement may also provide that the Distributor will provide administrative and clerical services for the Fund and be reimbursed the cost of such services by Idex Management. The compensation to be paid to the Distributor for such services and the other terms and conditions under which the services shall be rendered by the Distributor shall be set forth in the Administrative Services Agreement; provided, however, that such Agreement shall be approved by the Trustees and shall otherwise be subject to, and contain such provisions as shall be required by, the Investment Company Act of 1940.


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        3. IDEX MANAGEMENT EXPENSES. In addition to the expenses which Idex
Management may incur in the performance of its services pursuant to Sections 1 and 2 above, Idex Management shall incur and pay the following expenses relating to the Fund's organization and operations:

               (a) All costs and expenses, including legal and accounting fees, incurred in connection with the formation and organization of the Fund, including the preparation (and filing, when necessary) of the Fund's Declaration of Trust, Bylaws, contracts, plan and documents; conducting meetings of organizers, trustees and shareholders, planning and conducting the Fund's initial private offering, and all other matters relating to the formation and organization of the Fund and the preparation for offering its stock to the public. The organization of the Fund for all of the foregoing purposes will be considered completed when the Fund's initial registration statement under the Securities Act of 1933 becomes effective;

               (b) All costs and expenses, including legal and accounting fees, filing fees and printing costs, in connection with the preparation and filing of the Fund's initial registration statements under the Securities Act of 1933 and the Investment Company Act of 1940 (including all amendments thereto prior to the effectiveness of the registration statements under the Securities Act of
1933);

               (c) Reasonable compensation, fees and related expenses of the officers and Trustees of the Fund except for such Trustees who are not interested persons (as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of Idex Management; and

               (d) Rental of offices of the Fund.

        4. OBLIGATIONS OF FUND. The Fund shall have the following obligations under this Agreement:

               (a) to keep Idex Management continuously and fully informed as to the composition of its investment portfolio and the nature of all of its assets and liabilities from time to time;

               (b) to furnish Idex Management with a certified copy of any financial statement or report prepared for it by certified or independent public accountants, and with copies of any financial statements or reports made to its shareholders or to any governmental body or securities exchange;

               (c) to furnish Idex Management with any further materials or information which Idex Management may reasonably request to enable it to perform its functions under this Agreement; and

               (d) to compensate Idex Management for its services in accordance with the provisions of Section 5 hereof.

        5. COMPENSATION. The Fund shall pay to Idex Management for its services a monthly fee, payable on the last day of each month during which or part of which this Agreement is in effect, of 1/12 of 1% of that part of the average daily closing net asset value of the Fund for such month. For the month during which this Agreement becomes effective and the month during which it terminates, however, there shall be an appropriate proration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.

        6. EXPENSES PAID BY FUND. Subject to the provisions of Section 7, below, and except as provided in this paragraph, nothing in this Agreement shall be construed to impose upon Idex Management the obligation to incur, pay, or reimburse the Fund for any expenses not specifically assumed by Idex Management under Sections 1, 2 and 3 above. The Fund shall pay all of its other expenses including, but not limited to, investment adviser fees, any compensation, fees, or reimbursements which the Fund pays to its Trustees who are not interested persons (as that phrase is defined in Section 2(a)(19) of the Investment Act of 1940, as amended) of Idex Management, compensation of the Fund's custodian, transfer agent, registrar and dividend disbursing agent, current legal, accounting and printing expenses, administrative, clerical, recordkeeping and bookkeeping expenses, brokerage commissions and all other expenses in connection with execution of portfolio transactions, interest, all federal, state and local taxes (including stamp, excise, income and franchise taxes), cost of share certificates, expenses of delivering such certificates to the purchasers thereof, expenses of local representation in Massachusetts, expenses of shareholders' meetings and of preparing, printing and distributing proxy statements, notices and reports to shareholders, expenses of preparing and filing reports and tax returns with

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federal and state regulatory authorities, and all expenses incurred in complying with all federal and state laws and the laws of any foreign country applicable to the issue, offer, or sale of shares of the Fund, including, but not limited to, all costs involved in the registration or qualification of shares of the Fund for sale in any jurisdiction and all costs involved in preparing and printing prospectuses of the Fund. Nothing in this Section 6 shall prohibit the Fund from entering into other agreements or adopting plans which provide for the allocation of expenses of the Fund to other entities, or the assumption of other expenses by the Fund.

        7. LIMITATION ON EXPENSES OF FUND. Whenever, for any fiscal year, the total cost to the Fund for normal operating expenses chargeable to its income account, including, but not limited to, the fees of the Fund's investment adviser, the compensation of its custodian, transfer agent, registrar, auditors and legal counsel, printing expenses, expenses incurred in complying with all laws applicable to the sale of shares of the Fund and any compensation, fees, or reimbursements which the Fund pays to its Trustees who are not interested persons (as that phrase is defined in Section 2(a)(29) of the Investment Company Act of 1940, as amended) of Idex Management, but excluding all interest and all federal, state and local taxes (such as stamp, excise, income, franchise and similar taxes), exceeds any applicable expense limitation imposed by state law, Idex Management shall reimburse the Fund for the amount of said excess in the manner and to the extent required by state law; provided, however, that IDEX Management shall reimburse the Fund for the amount of such expenses which exceed 1-1/2% of the Fund's average daily net assets.

        8. TREATMENT OF INVESTMENT ADVICE. The Fund shall treat the investment advice and recommendations of Idex Management as being advisory only, and shall retain full control over its own investment policies. However, the Trustees of the Fund may delegate to the appropriate officers of the Fund, or to a committee of Trustees, the power to authorize purchases, sales or other actions affecting the portfolio of the Fund in the interim between meetings of the Trustees, provided such action is consistent with the established investment policy of the Trustees and is reported to the Trustees at their next meeting.

        9. BROKERAGE COMMISSIONS. For purposes of this Agreement, brokerage commissions paid by the Fund upon the purchase or sale of its portfolio securities shall be considered a cost of securities of the Fund and shall be paid by the Fund. Idex Management is authorized and directed to place Fund portfolio transactions, or to delegate to Janus Capital the authority and direction to place Fund portfolio transactions, only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates; provided, however, that Idex Management or Janus Capital may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if Idex Management or Janus Capital determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of Idex Management or Janus Capital. Idex Management and Janus Capital are also authorized to consider sales of Fund shares by a broker-dealer or the recommendation of a broker-dealer to its customers that they purchase Fund shares as a factor in selecting broker-dealers to execute Fund portfolio transactions, provided that in placing portfolio business with such broker-dealers, Idex Management and Janus Capital shall seek the best execution of each transaction and all such brokerage placement shall be consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Fund shall retain the right to direct the placement of all portfolio transactions, and the Trustees may establish policies or guidelines to be followed by Idex Management and Janus Capital in placing portfolio transactions for the Fund pursuant to the foregoing provisions. Idex Management shall report on the placement of portfolio transactions each quarter to the Trustees of the Fund.

        10. PURCHASES BY AFFILIATES. Neither Idex Management nor any officer or Director thereof shall take a long or short position in the securities issued by the Fund. This prohibition, however, shall not prevent the purchase from the Fund of shares issued by the Fund, by the officers or Directors of Idex Management (or by deferred benefit plans established for their benefit) at the current price available to the public, or at such price with reductions in sales charge as may be permitted by the Fund's current prospectus, in accordance with
Section 22(d) of the Investment Company Act of 1940.

        11. USE OF NAME. If this Agreement is terminated and Idex Management no longer serves as investment adviser to the Fund, Idex Management reserves the right to withdraw from the Fund the use of the name "IDEX" or any name misleadingly implying a continuing relationship between the Fund and Idex Management or any of its affiliates.

        12. LIABILITY OF IDEX MANAGEMENT. Idex Management may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the 1940 Act, neither Idex Management nor its officers, directors, employees or agents shall be subject to any liability to the Fund or any shareholder of the Fund for any error of judgment, mistake of law or

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any loss arising out of any investment or other act or omission in the course of, connected with or arising out of any service to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

        13. TERMINATION. This Agreement may be terminated at any time, without penalty, by the Trustees of the Fund or by the shareholders of the Fund acting by vote of at least a majority of its outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the Investment Company Act of 1940, as amended), provided in either case that 60 days' written notice of termination be given to Idex Management at its principal place of business. This Agreement may be terminated by Idex Management at any time by giving 60 days' written notice of termination to the Fund, addressed to its principal place of business.

        14. ASSIGNMENT. This Agreement shall terminate automatically in the event of any assignment (as the term is defined in Section 2(a)(4) of the Investment Company Act of 1940, as amended) of this Agreement.

        15. TERM. This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, for one year from the date hereof, and shall continue in effect from year to year thereafter only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees of the Fund who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Trustees of the Fund or the affirmative vote of a majority of the outstanding voting securities of the Fund (as that phrase is defined in Section 2(a)(42) of the Investment Company Act of 1940, as amended).

        16. AMENDMENTS. This Agreement may be amended only with the approval by the affirmative vote of a majority of the outstanding voting securities of the Fund (as that phrase is defined in Section 2(a)(42) of the Investment Company Act of 1940, as amended) and the approval by the vote of a majority of Trustees of the Fund who are not parties hereto or interested persons (as that phrase is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment.

        17. PRIOR AGREEMENTS. This agreement supersedes all prior agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this agreement.

        18. LIMITATION OF LIABILITY. A copy of the Fund's Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trustees as Trustees of the Fund and not individually, and that the obligations under this Agreement are not binding upon any of the Trustees, officers, shareholders, agents or employees of the Fund individually, but binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of April 22, 1991.


ATTEST:                                IDEX MANAGEMENT, INC.

/s/ WILLIAM H. GEIGER                  By: /s/ G. JOHN HURLEY
---------------------------------          -------------------------------------
William H. Geiger, Secretary               G. John Hurley, President and Chief
                                           Executive Officer

ATTEST:                                IDEX FUND

/s/ PAMELA C. DILS                     By: /s/ JOHN R. KENNEY
---------------------------------          -------------------------------------
Pamela C. Dils, Secretary                  John R. Kenney, Chairman of the Board

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